Exhibit 99.2

Q4 2023 Earnings Call February 22, 2024

Legal Disclaimer

This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). All statements other than statements of historical facts contained in this presentation, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "targets," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar words. Forward-looking statements contained in this release include, but are not limited to, statements about: i. competition from other wind blade and wind blade turbine manufacturers; ii. the discovery of defects in our products and our ability to estimate the future cost of warranty campaigns; iii. the current status of the wind energy market and our addressable market; iv. our ability to absorb or mitigate the impact of price increases in resin, carbon reinforcements (or fiber), other raw materials and related logistics costs that we use to produce our products; v. our ability to absorb or mitigate the impact of wage inflation in the countries in which we operate; vi. our ability to procure adequate supplies of raw materials and components to fulfill our wind blade volume commitments to our customers; vii. the potential impact of the increasing prevalence of auction-based tenders in the wind energy market and increased competition from solar energy on our gross margins and overall financial performance; viii. our future financial performance, including our net sales, cost of goods sold, gross profit or gross margin, operating expenses, ability to generate positive cash flow and ability to achieve or maintain profitability; ix. changes in domestic or international government or regulatory policy, including without limitation, changes in trade policy and energy policy; x. changes in global economic trends and uncertainty, geopolitical risks, and demand or supply disruptions from global events; xi. changes in macroeconomic and market conditions, including the potential impact of any pandemic, risk of recession, rising interest rates and inflation, supply chain constraints, commodity prices and exchange rates, and the impact of such changes on our business and results of operations; xii. the sufficiency of our cash and cash equivalents to meet our liquidity needs; xiii. the increasing cost and availability of additional capital, should such capital be needed; xiv. our ability to attract and retain customers for our products, and to optimize product pricing; xv. our ability to effectively manage our growth strategy and future expenses, including our startup and transition costs; xvi. our ability to successfully expand in our existing wind energy markets and into new international wind energy markets, including our ability to expand our field service inspection and repair services business; xvii. our ability to keep up with market changes and innovations; xviii. our ability to successfully open new manufacturing facilities and expand existing facilities on time and on budget; xix. the impact of the pace of new product and wind blade model introductions on our business and our results of operations; xx. our ability to identify and execute a strategic alternative to enable the growth of our automotive business; xxi. our ability to maintain, protect and enhance our intellectual property; xxii. our ability to comply with existing, modified, or new laws and regulations applying to our business, including the imposition of new taxes, duties, or similar assessments on our products; xxiii. the attraction and retention of qualified associates and key personnel; xxiv. our ability to maintain good working relationships with our associates, and avoid labor disruptions, strikes and other disputes with labor unions that represent certain of our associates; and xxv. the potential impact of one or more of our customers becoming bankrupt or insolvent or experiencing other financial problems. These forward-looking statements are only predictions.

These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to materially differ from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as guarantees of future events. Further information on the factors, risks and uncertainties that could affect our financial results and the forward-looking statements in this presentation are included in our filings with the Securities and Exchange Commission and will be included in subsequent periodic and current reports we make with the Securities and Exchange Commission from time to time, including in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

The forward-looking statements in this presentation represent our views as of the date of this presentation. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we undertake no obligation to update any forward-looking statement to reflect events or developments after the date on which the statement is made or to reflect the occurrence of unanticipated events except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date after the date of this presentation. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.

This presentation includes unaudited non-GAAP financial measures including EBITDA, adjusted EBITDA, net cash (debt) and free cash flow. We define EBITDA, a non-GAAP financial measure, as net income or loss from continuing operations plus interest expense net, income taxes, depreciation and amortization, preferred stock dividends and accretion less gain on extinguishment on series A preferred stock. We define adjusted EBITDA as EBITDA plus any share-based compensation expense, plus or minus any foreign currency losses or income, plus or minus any losses or gains from the sale of assets and asset impairments, plus any restructuring charges. We define net cash (debt) as total unrestricted cash and cash equivalents less the total principal amount of debt outstanding. We define free cash flow as net cash flow from operating activities less capital expenditures. We present non-GAAP measures when we believe that the additional information is useful and meaningful to investors. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. See the Appendix for the reconciliations of certain non-GAAP financial measures to the comparable GAAP measures.

This presentation also contains estimates and other information concerning our industry that are based on industry publications, surveys and forecasts. This information involves a number of assumptions and limitations, and we have not independently verified the accuracy or completeness of the information tpi

Q4 2023 Earnings Call

February 22, 2024 | 2

Q4 2023 Earnings Call February 22, 2024 Agenda 3 • Q4 2023 Highlights and Business Update • Q4 2023 Financial Highlights and 2024 Guidance • Wrap Up • Q&A • Appendix – Non - GAAP Financial Information

February 22, 2024 Q4 2023 Highlights and Business Update 4

February 22, 2024 Q4 2023 Earnings Call Q4 2023 Continuing Operations Highlights 5 • Net Sales ($ in millions) Q4 2023 operating results and year - over - year comparisons to Q4 2022: – Net sales down 26.2% to $297 million – Net income attributable to common stockholders was $11.6 million compared to a loss of ($41.9) million in Q4 2022 – Adjusted EBITDA was a ($28.1) million loss compared to $21.1 million in Q4 2022 Highlights : – Executed working capital initiatives and cost controls to achieve $161 million unrestricted cash balance at quarter end – Refinanced Oaktree’s outstanding Series A Preferred Stock holding to a senior secured term loan • Provides approximately $190 million of improved liquidity over the term of the loan • Permanently reduces future obligations up to $90 million – Extended and expanded supply agreements with Nordex in Türkiye and GE in Mexico (1) See Appendix for reconciliations of non - GAAP financial data. $402 $297 $- $150 $300 $450 4Q-22 4Q-23 Adjusted EBITDA (1) ($ in millions) $21.2 ($28.1) $(45) $(30) $(15) $- $15 $30 4Q-22 4Q-23

February 22, 2024 Q4 2023 Earnings Call Business Update 6 • Global Operations • Global Service • Automotive • Supply Chain • Wind Market

February 22, 2024 Q4 2023 Financial Highlights and 2024 Guidance 7

Q4 2023 Earnings Call February 22, 2024 Q4 2023 Financial Highlights from Continuing Operations (unaudited) 8 (1) See Appendix for reconciliations of non - GAAP financial data. Key Highlights • Sales down due to working capital initiatives, the temporary shutdown of a plant due to a supplier quality issue, and planned line transitions • Adjusted EBITDA loss of ($28.1) million in Q4 2023 compared to adjusted EBITDA of $21.2 million in Q4 of 2022: - Sales reduction - Higher costs for quality control measures - Higher startup and transition costs

Q4 2023 Earnings Call February 22, 2024 Q4 2023 Financial Highlights – Continued (1) (unaudited) 9 Key Highlights • $161 million of unrestricted cash on December 31, 2023 • Free cash flow use of ($15.4) million in Q4 2023: – Focusing on working capital in a challenging environment drove positive cash flows from operating activities – Capital expenditures impacted by wind turbine investments to power one of our Türkiye plants (1) See Appendix for reconciliations of non - GAAP financial data.

February 22, 2024 Q4 2023 Earnings Call 2024 TPI Composites Guidance 10 Sales from continuing operations down mid to high single digits as a percent of sales compared with 2023: - Blade sales down due to: • Timing of startups and transitions • Lower near - term demand • ASPs up ~$8K/blade - Automotive sales + Field Services sales Sales from Continuing Operations $1.3 billion to $1.4 billion Adjusted EBITDA Margin % from Continuing Operations 1% to 3% Capital Expenditures $25 - $30 million Adjusted EBITDA margin % from continuing operations: + Improved performance from Nordex Matamoros plant + Absence of warranty and Proterra bankruptcy charges + Field services transition to revenue generating programs + Cost savings initiatives - Wage adjustments and inflation not able to be offset with pricing and/or foreign currency - Utilization Capital expenditures decrease to a range of $25 - $30 million in 2024 from $36.1 million in 2023 due to the absence of Türkiye wind turbine investments in 2023 partially offset by increased investment to support startup/transition of ten lines in 2024 Utilization % 75% to 80% on 36 lines Utilization declines from 82% in 2023 to 75% to 80% in 2024 driven by lines in startup and transition and lower near - term demand

February 22, 2024 Wrap Up 11

Q4 2023 Earnings Call February 22, 2024 Wrap Up 12 • Quality improvement initiatives have been successful • Focusing on what we can control as we manage cash flow and our business through short - term challenges • Remain very bullish on the energy transition • Positioned to capitalize on the significant growth the industry expects in the coming years • Return to positive Adjusted EBITDA in 2024 • Volume improves in second half of 2024 positioning us for Adjusted EBITDA levels north of $100 million in 2025 • Thanks to our associates for their commitment and dedication to TPI and our mission to decarbonize and electrify

February 22, 2024 Q&A 13

February 22, 2024 Appendix – Non - GAAP Financial Information This presentation includes unaudited non - GAAP financial measures including EBITDA, adjusted EBITDA, net cash (debt) and free cash flow. We define EBITDA, a non - GAAP financial measure, as net income or loss from continuing operations plus interest expense net, income taxes, depreciation and amortization, preferred stock dividends and accretion less gain on extinguishment on series A preferred stock. We define adjusted EBITDA as EBITDA plus any share - based compensation expense, plus or minus any foreign currency losses or income, plus or minus any losses or gains from the sale of assets and asset impairments, plus any restructuring charges. . We define net cash (debt) as total unrestricted cash and cash equivalents less the total principal amount of debt outstanding. We define free cash flow as net cash flow from operating activities less capital expenditures. We present non - GAAP measures when we believe that the additional information is useful and meaningful to investors. Non - GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non - GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. We provide forward - looking statements in the form of guidance in our quarterly earnings releases and during our quarterly earnings conference calls. This guidance is provided on a non - GAAP basis and cannot be reconciled to the closest GAAP measures without unreasonable effort because of the unpredictability of the amounts and timing of events affecting the items we exclude from non - GAAP measures. For example, stock - based compensation is unpredictable for our performance - based awards, which can fluctuate significantly based on current expectations of future achievement of performance - based targets. Amortization of intangible assets and restructuring costs are all impacted by the timing and size of potential future actions, which are difficult to predict. In addition, from time to time, we exclude certain items th at occur infrequently, which are also inherently difficult to predict and estimate. It is also difficult to predict the tax effe ct of the items we exclude and to estimate certain discrete tax items, like the resolution of tax audits or changes to tax laws. As such, the costs that are being excluded from non - GAAP guidance are difficult to predict and a reconciliation or a range of results could lead to disclosure that would be imprecise or potentially misleading. Material changes to any one of the exclusions could have a significant effect on our guidance and future GAAP results. See below for a reconciliation of certain non - GAAP financial measures to the comparable GAAP measures. 14

Q4 2023 Earnings Call February 22, 2024 EBITDA and adjusted EBITDA are reconciled as follows: Net cash (debt) is reconciled as follows: Non - GAAP Reconciliations (unaudited) 15